Exhibit 5



                                                                May 1, 1999


Forstmann Little & Co. Subordinated Debt and Equity
Management Buyout Partnership - VI, L.P.
767 Fifth Avenue, 44th Floor
New York, New York 10153

Dear Sirs:


     This letter will confirm our agreement that in connection with and in consideration for your participation in the proposed liquidation of Yankee Candle Holdings Corp. and public offering of common stock of The Yankee Candle Company, Inc. (the "Company"), Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership - VI, L.P. ("Investor"), will be entitled to the following contractual management rights relating to the Company so long as Investor shall own any voting securities of the Company (collectively, the "Management Rights"):


(1) Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with representatives of Investor (the "Representatives") at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company shall give Investor reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford Investor adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Company agrees to give due consideration to the advice given and any proposals made by Investor;

(2) Investor may inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants, including the accountants' work papers, and Investor may make such copies and inspections thereof as Investor may reasonably request. The Company shall furnish Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Investor may request. The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto, the principal officers of the Company;

(3) Investor shall have the following rights regarding the appointment of a representative to the Company's Board of Directors (the "Board"). Investor shall provide to the Board, a reasonable period of time before the Board or the Company distributes to stockholders a proxy statement or other materials in connection with the election of directors, the name of Investor's nominee as director (the "Nominee"), as well as any other information regarding the Nominee as the Company may reasonably request. The selection by Investor of the Nominee shall be made after consultation with the Company, and Investor shall not designate a Nominee who is unsatisfactory to the existing directors. The Board and/or the Company shall include the Nominee as one of the persons recommended by the Board for election as a director of the Company, solicit proxies from stockholders in favor of the election of the Nominee as a director, and otherwise use all reasonable efforts to cause the Nominee to be elected as a director of the Company. In the event the Nominee elected to the Board shall cease to serve as a director for any reason, the Board shall fill the vacancy resulting therefrom with another Nominee. If the Company has a classified Board of Directors, Investor shall only be required to designate a Nominee, and the Company shall only be required to take steps to cause the Nominee to be elected, in the year in which the Nominee's class of directors is up for election. The Board shall not be required to fulfill its obligations under this paragraph to the extent that doing so would be in contravention of its fiduciary duties to the Company's stockholders; and

(4) At any time during which Investor does not have a representative on the Board, the Company shall, after receiving notice from Investor as to the identity of any Representative, (i) permit a Representative to attend all Board meetings and all committees thereof as an observer;
     (ii) provide the Representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof) and copies of all materials distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit the Representative to have the same access to information concerning the business and operations of the Company; and (iii) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Company's officers shall take such proposals or advice seriously and give due consideration thereto. Reasonable costs and expenses incurred by the Representative for the purposes of attending Board (or committee) meetings and conducting other Company business will be paid by the Company.

     Investor agrees, and shall cause each of its Representatives to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the exercise of Investor's Management Rights under this letter agreement, unless otherwise required by law or unless such confidential information otherwise becomes publicly available or available to it other than through this letter agreement.


                                    Very truly yours,

                                    THE YANKEE CANDLE COMPANY, INC.

                                    By: /s/ Michael D. Parry
                                       ------------------------------------
                                       Name:  Michael D. Parry
                                       Title: President and
                                              Chief Executive Officer



AGREED AND ACCEPTED THIS
1st day of May, 1999

FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP - VI, L.P.


By:   FLC XXIX Partnership, L.P.
      its General Partner

By:  /s/ Sandra J. Horbach
    --------------------------------------
    Sandra J. Horbach, a General Partner

                                                                May 1, 1999


Forstmann Little & Co. Equity Partnership - V, L.P.
767 Fifth Avenue, 44th Floor
New York, New York 10153

Dear Sirs:


     This letter will confirm our agreement that in connection with and in consideration for your participation in the proposed liquidation of Yankee Candle Holdings Corp. and public offering of common stock of The Yankee Candle Company, Inc. (the "Company"), Forstmann Little & Co. Equity Partnership - V, L.P. ("Investor"), will be entitled to the following contractual management rights relating to the Company so long as Investor shall own any voting securities of the Company (collectively, the "Management Rights"):


(1) Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management's proposed annual operating plans, and management will meet with representatives of Investor (the "Representatives") at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company shall give Investor reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford Investor adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Company agrees to give due consideration to the advice given and any proposals made by Investor;

(2) Investor may inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants, including the accountants' work papers, and Investor may make such copies and inspections thereof as Investor may reasonably request. The Company shall furnish Investor with such financial and operating data and other information with respect to the business and properties of the Company as the Investor may request. The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto, the principal officers of the Company;

(3) Investor shall have the following rights regarding the appointment of a representative to the Company's Board of Directors (the "Board"). Investor shall provide to the Board, a reasonable period of time before the Board or the Company distributes to stockholders a proxy statement or other materials in connection with the election of directors, the name of Investor's nominee as director (the "Nominee"), as well as any other information regarding the Nominee as the Company may reasonably request. The selection by Investor of the Nominee shall be made after consultation with the Company, and Investor shall not designate a Nominee who is unsatisfactory to the existing directors. The Board and/or the Company shall include the Nominee as one of the persons recommended by the Board for election as a director of the Company, solicit proxies from stockholders in favor of the election of the Nominee as a director, and otherwise use all reasonable efforts to cause the Nominee to be elected as a director of the Company. In the event the Nominee elected to the Board shall cease to serve as a director for any reason, the Board shall fill the vacancy resulting therefrom with another Nominee. If the Company has a classified Board of Directors, Investor shall only be required to designate a Nominee, and the Company shall only be required to take steps to cause the Nominee to be elected, in the year in which the Nominee's class of directors is up for election. The Board shall not be required to fulfill its obligations under this paragraph to the extent that doing so would be in contravention of its fiduciary duties to the Company's stockholders; and

(4) At any time during which Investor does not have a representative on the Board, the Company shall, after receiving notice from Investor as to the identity of any Representative, (i) permit a Representative to attend all Board meetings and all committees thereof as an observer;
     (ii) provide the Representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof) and copies of all materials distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit the Representative to have the same access to information concerning the business and operations of the Company; and (iii) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Company's officers shall take such proposals or advice seriously and give due consideration thereto. Reasonable costs and expenses incurred by the Representative for the purposes of attending Board (or committee) meetings and conducting other Company business will be paid by the Company.

     Investor agrees, and shall cause each of its Representatives to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the exercise of Investor's Management Rights under this letter agreement, unless otherwise required by law or unless such confidential information otherwise becomes publicly available or available to it other than through this letter agreement.


                                    Very truly yours,

                                    THE YANKEE CANDLE COMPANY, INC.

                                    By: /s/ Michael D. Parry
                                       ------------------------------------
                                       Name:  Michael D. Parry
                                       Title: President and
                                              Chief Executive Officer



AGREED AND ACCEPTED THIS
1st day of May, 1999

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP - V, L.P.


By:   FLC XXX Partnership,
      its General Partner

By: /s/ Sandra J. Horbach
   --------------------------------------
   Sandra J. Horbach, a General Partner